UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2011

NetREIT, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place Escondido, California 92029 (Address of principal executive offices) (Zip Code)
(760) 471-8536 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 28, 2011, NetREIT, Inc. (“Company”) and LGI Delaware, LLC, a Delaware limited liability company (“LGI”) completed the formation of a California limited  partnership, NetREIT National City Partners, LP, (“Partnership”) previously announced in the Form 8-K filed on September 12, 2011, whereby LGI contributed its fee interest in real property in two adjacent multi-tenant industrial properties located in National City, California (“Property”), while the Company contributed $465,975 and 1,649.266 shares of $1,000 liquidation value, 6.3% convertible preferred stock to capitalize the limited partnership.  The value of the Property is approximately $14,500,000.

The Property, referred to by the Company as the “Port of San Diego Complex”, consists of two adjacent multi-tenant light industrial buildings built in 1971 with renovations in 2008. The Property is 6.13 acres and the buildings have 146,700 rentable square feet. As of the date of acquisition, the Property is 51.7% occupied.

The Property is located in the San Diego Unified Port District Marine Terminal in National City, CA. National City is the second oldest city with proximity to the Dan Diego Bay, the US-Mexico Border, Downtown San Diego and the San Diego International Airport. The Property also has benefit of adjacent railway access.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 28, 2011, in connection with the acquisition of the Property, the Partnership assumed the unpaid balance of the loan currently on the Property of approximately $12.4 million with an interest rate tied to the Prime Rate as published in the Wall Street Journal plus 1% with a floor of 6% and is currently at 6%. The loan has a 25-year amortization and is due and payable no later than June 20, 2013 pursuant to the terms of the Promissory Note executed by LGI.  In addition, the Partnership provided a principal payment of approximately $2.9 million at closing to pay down the outstanding principal balance to $9.5 million dollars.

The Partnership has entered into its customary property management agreement with CHG Properties, Inc., a California Corporation and affiliate of NetREIT, Inc., to act as the Partnership’s property manager.

The Limited Partnership Agreement, Assumption Agreement, Promissory Note, and Deed of Trust have been included to provide investors and security holders with information regarding its terms. They are not intended to provide any other factual information about the Company.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Limited Partnership Agreement, Assumption Agreement, Promissory Note, and Deed of Trust,  which are attached as Exhibits 10.25, 10.26, 10.27, and 10.28 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment no later than 71 days after the date on which the initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information that are required to be filed pursuant to this item will be filed by amendment no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c) Exhibits.

10.25	First Amended and Restated NetREIT Natiional City Partners, LP Limited Partnership Agreement

10.26	Assumption Agreement

10.27	Promissory Note

10.28	Deed of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    NetREIT, Inc.
Date: December 30, 2011	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer